TURNER, STONE & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       12700 PARK CENTRAL DR., SUITE 1610
                               DALLAS, TEXAS 75251
                            TELEPHONE (972) 239-1660
                            FACSIMILE (972) 239-1665


         MEMBER                                              MEMBER
      TEXAS SOCIETY                                    AMERICAN INSTITUE OF
CERTIFIED PUBLIC ACCOUNTANTS                       CERTIFIED PUBLIC ACCOUNTANTS
                                                            AND ITS
                                             PRIVATE COMPANIES PRACTICE SECTION
                                                       SEC PRACTICE SESSION




                          Independent Auditors' Consent

The Board of Directors and
Stockholders/Partners of Woodhaven Homes, Inc.


We consent to the use and inclusion in this Form S-1 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated August 11, 1998 on our audit of the combined financial statements of Woodhaven Homes, Inc. at December 31, 1997 and 1996 and for the three year period ended December 31, 1997.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.


By __/s/_Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Certified Public Accountants


Dallas, Texas
August 24, 1998